Exhibit (A)(2)

                           Acceptance Letter Pursuant
                            To The Offer To Exchange
                               Outstanding Options
                             With An Exercise Price
                             Greater Than U.S.$8.688
                                 For New Options

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                   11:59 P.M., EASTERN DAYLIGHT SAVINGS TIME,
               ON SEPTEMBER 6, 2002, UNLESS THE OFFER IS EXTENDED

TO:   TLC Vision Corporation
      Attention: Heather McDonald
      5280 Solar Drive, Suite 300
      Mississauga, Ontario
      L4W 5M8

      Telephone: 1-800-852-1033
      Facsimile: (905) 625-8081

      Delivery of the signature page of this acceptance letter by regular external mail or interoffice mail to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via e-mail will not constitute a valid delivery.

      Pursuant to the terms and subject to the conditions of the Offer to Exchange dated July 18, 2002 and this Acceptance Letter, I hereby tender all of my options to purchase common shares of TLC Vision Corporation having an option price greater than U.S.$8.688 that are outstanding on the expiration date of the Offer.

To TLC Vision Corporation:

      Upon the terms and subject to the conditions set forth in the Offer to Exchange dated July 18, 2002 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Acceptance Letter (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitute the "Offer"), I, the undersigned, hereby tender to TLC Vision Corporation, a New Brunswick corporation (the "Company"), all of my options to purchase common shares of the Corporation (the "Common Shares") that have an option price greater than U.S.$8.688 (the "Tendered Options") that are outstanding on the expiration date of the Offer in exchange for "New Options." The number of New Options to be granted in exchange for Tendered Options that are accepted for exchange and cancelled in the Offer will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the Option Plan (as defined below):

      o For Tendered Options with an option price of over U.S.$40, I will receive a grant of New Options equal to one-quarter (1/4) of the number of Tendered Options cancelled in the Offer, rounded down to the nearest whole number of New Options with respect to each grant of Tendered Options;

      o For Tendered Options with an option price of at least U.S.$30 but less than U.S.$40, I will receive a grant of New Options equal to one-third (1/3) of the number of Tendered Options cancelled in the Offer, rounded down to the nearest whole number of New Options with respect to each grant of Tendered Options;

      o For Tendered Options with an option price of at least U.S.$20 but less than U.S.$30, I will receive a grant of New Options equal to one-half (1/2) of the number of Tendered Options cancelled in the Offer, rounded down to the nearest whole number of New Options with respect to each grant
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                                     - 2 -


            of Tendered Options; and

      o For Tendered Options with an option price of greater than U.S.$8.688 but less than U.S.$20, I will receive a grant of New Options equal to the number of Tendered Options cancelled in the Offer.

However, the Company will not issue any New Options exercisable for fractional shares. Instead, the Company will round down to the nearest whole number of New Options with respect to each grant of Tendered Options. Each option entitles me to purchase one TLC Vision Corporation common share in accordance with the terms of the Option Plan and instrument of grant.

      New Options issued in exchange for Tendered Options granted under the terms of the Company's Amended and Restated Stock Option Plan (the "Option Plan") will be subject to the terms of the Option Plan and to a new option instrument of grant to be issued by the Company.

      Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

      I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent that the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

      I understand and acknowledge that:

      (1) I may tender all of my options granted under the Option Plan having an option price greater than U.S.$8.688 and that I am not required to tender any of such options in the Offer. However, I must tender all of such options (no partial tender of options is permitted).

      (2) All Tendered Options properly tendered prior to 11:59 p.m., eastern daylight savings time, on September 6, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn that are cancelled in the Offer will be exchanged for New Options, upon the terms and subject to the conditions of the Offer described in Sections 1, 5, 6 and 8 of the Offer to Exchange.

      (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the instrument or instruments of grant to which the Tendered Options are subject will terminate automatically and the Company will terminate and cancel all then outstanding options thereunder. All New Options will be subject to the terms and conditions of the Option Plan and the terms of a new option instrument of grant to be issued by the Company, a copy of which I will receive after the New Options are granted.

      (4) The New Options will be granted immediately upon the Company's acceptance of the Tendered Options for exchange. The number of New Options granted in exchange for cancelled Tendered Options will be determined as follows, subject to adjustments for any stock splits, stock dividends and similar events, in accordance with the terms of the Option Plan:

      o For Tendered Options with an option price of over U.S.$40, I will receive a grant of New Options equal to one-quarter (1/4) of the number of Tendered Options cancelled in the Offer, rounded down to the nearest whole number of New Options with respect to each grant of Tendered Options;

      o For Tendered Options with an option price of at least U.S.$30 but less than U.S.$40, I will receive a grant of New Options equal to one-third (1/3) of the number of Tendered Options cancelled in the Offer, rounded down to the nearest whole number of New Options with respect to each grant of Tendered Options;

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                                     - 3 -


      o For Tendered Options with an option price of at least U.S.$20 but less than U.S.$30, I will receive a grant of New Options equal to one-half (1/2) of the number of Tendered Options cancelled in the Offer, rounded down to the nearest whole number of New Options with respect to each grant of Tendered Options; and

      o For Tendered Options with an option price of greater than U.S.$8.688 but less than U.S.$20, I will receive a grant of New Options equal to the number of Tendered Options cancelled in the Offer.

The New Options will have (a) an option price (also known as the exercise or grant price) equal to U.S.$8.688, and (b) the same vesting schedule and expiration and vesting dates as the related Tendered Options.

      (5) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

      (6) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options.

      (7) If I choose not to tender all of my options that are eligible for tender under the Offer or my Tendered Options are not accepted for exchange, all such options shall remain outstanding and retain their current option price and vesting schedule.

      (8) The Company has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of participating or not participating in the Offer.

      (9) I agree to all of the terms and conditions of the Offer as they appear in the Offer.

      All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

      I agree to all of the terms and conditions of the Offer.

      This letter must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

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                                     - 4 -


      I hereby tender all of my options to purchase common shares of TLC Vision Corporation having an option price greater than U.S.$8.688 that are outstanding on the expiration date of the Offer.

                                        SIGNATURE OF OWNER


                                        X
                                        ----------------------------------
                                        (Signature of Holder or Authorized
                                        Signatory - See Instructions 1 and 3)

                                        Capacity: ______________________________

                                        Date: ____________________________, 2002

                                        Print Name:_____________________________
                                        Address:

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

                                        Telephone No.
                                        (with area code):

                                                   _____________________________

                                        Email Address:

                                                   _____________________________

Acceptance Letter
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                                     - 5 -


                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver the instruments of grant for Tendered Options or any of the other pages of the Letter.

      The only acceptable methods of delivery of the signed signature page are regular external mail, interoffice mail and facsimile, as indicated above. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your signed signature page by external mail, the Company recommends that you use registered mail with return receipt requested. Delivery by e-mail will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery.

      Tenders of eligible options made pursuant to the Offer may be withdrawn at any time prior to 11:59 p.m., eastern daylight savings time, on September 6, 2002. You must withdraw all Tendered Options; you may not withdraw only a portion of Tendered Options. If the Offer is extended by the Company beyond that time, you may withdraw your Tendered Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your Tendered Options before 11:59 p.m., eastern daylight savings time, on September 6, 2002, you may withdraw your Tendered Options at any time after September 6, 2002. To withdraw Tendered Options we must receive the signature page of the withdrawal letter in the form attached to the end of the Offer document, or a facsimile thereof, signed by you while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

      The Company will not accept any alternative, conditional or contingent tenders. All tendering optionholders, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      2. Tenders. If you intend to tender eligible options pursuant to the Offer, you must tender all of your eligible options that are outstanding on the Expiration Date. This means that you must tender all options having an option price greater than U.S.$8.688.

      3. Signatures on This Acceptance Letter. If this Letter is signed by the holder of the Tendered Options, the signature must be by such holder.

      If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

      4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Heather McDonald, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

      5. Irregularities. All questions as to the number of eligible options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of eligible options will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of eligible options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular eligible options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of eligible options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.
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                                     - 6 -


      Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company on or prior to the Expiration Date. You must deliver a properly signed paper copy of the signature page to this Letter by regular external mail, interoffice mail or facsimile. Delivery by e-mail will not be accepted.

      6. Important Tax Information. You should refer to Sections 14 and 15 of the Offer to Exchange, which contain important United States and Canadian tax information and, if applicable to you, the separate summaries of material tax consequences under the laws of the country in which you are based.